Exhibit 10.1

LIMITED WAIVER, CONSENT AND AMENDMENT NO. 5
TO NOTE PURCHASE AGREEMENT

This Limited Waiver, Consent and Amendment No. 5 to Note Purchase Agreement (this “Waiver”), dated as of January 31, 2012, is made by and among AEMETIS ADVANCED FUELS KEYES, INC. (f/k/a AE Advanced Fuels Keyes, Inc.), a Delaware corporation (the “Company”), THIRD EYE CAPITAL CORPORATION, an Ontario corporation, as agent (“Agent”), THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND - INSIGHT FUND (“TEC Insight Fund Purchaser”) and SPROTT PRIVATE CREDIT FUND L.P. (“Sprott Purchaser,” and together with TEC Insight Fund Purchaser, “Purchasers”).

RECITALS

A.           The Company, Agent and Purchasers entered into a certain Note Purchase Agreement dated as of October 18, 2010, as amended by an Amendment No. 1 to Note Purchase Agreement dated as of March 10, 2011, as further amended by a Limited Waiver and Amendment No. 2 to Note Purchase Agreement dated as of June 20, 2011, as further amended by a Limited Waiver and Amendment No. 3 to Note Purchase Agreement dated as of August 31, 2011, and as further amended by a Limited Waiver and Amendment No. 4 to Note Purchase Agreement dated as of November 8, 2011 (as the same may be further amended, restated, supplemented, revised or replaced from time to time, the “Agreement”).  Capitalized terms used but not defined in this Waiver shall have the meaning given to them in the Agreement.

B.           The Company has requested, and the Agent and Purchasers have agreed, to provide a limited waiver and consent on the terms and conditions contained herein.

AGREEMENT

SECTION 1.                      Reaffirmation of Indebtedness and Revenue Participation.  The Company hereby confirms that (a) as of January 24, 2012, the outstanding principal balance of the Notes and all accrued and unpaid interest thereon is $5,973,750.17 and (b) as of December 31, 2011, the accrued and unpaid Revenue Participation (as defined in the Fee Letter) is $5,277,781.92.

SECTION 2.                      Amendments.  As of the date hereof, the following sections of the Agreement shall be and hereby are amended as follows:

(A)           Recitals Part of Agreement.  The foregoing recitals are hereby incorporated into and made a part of this Agreement, including all defined terms referenced therein.

(B)           Section 1.1 (Definitions).  The definition of “Notes” shall be deleted in its entirety and replaced with the following:

“Notes” mean, collectively, (i) the Original Notes issued and purchased on the Closing Date pursuant to Section 2.1 in the aggregate principal amount of $4,500,000, (ii) the Additional Notes issued and purchased on March 10, 2011 pursuant to Section 2.1 in the aggregate principal amount of $3,500,000 as the same may be amended, restated or modified from time to time, (iii) the note issued and purchased in connection with the Limited Waiver and Amendment No. 2 to the Agreement in the original principal amount of $100,000, and (iv) any notes issued and purchased in connection with the Limited Waiver, Consent and Amendment No. 5 to the Agreement in the principal amounts set forth therein (the notes referred to in clauses (iii) and (iv) shall be referred to as the “Waiver Notes”).

(C)            Section 4.4 (Payment at Maturity).  Section 4.4 of the Agreement is deleted in its entirety and replaced with the following:

“4.4           Payment at Maturity.  On April 18, 2012 (the “Maturity Date”), the Company will pay the entire then outstanding principal amount of the Notes together with all accrued and unpaid interest thereon; provided, that the Maturity Date may be extended for one additional period of six months for an extension fee to be determined between the Company and Agent so long as, at the time of such extension, no Event of Default has occurred and is continuing with respect to any payment obligation under any Transaction Document and the outstanding principal and interest of the Notes does not exceed $5,000,000 in the aggregate.”

SECTION 3.                      Limited Waiver.  Subject to the terms, covenants and conditions of this Waiver, Agent waives any Event of Default which has occurred solely as a result of:

(A)           the failure of the Company to pay the Additional Monthly Base Principal Payment due and owing from the month of November 2011, in the amount of $511,155.25, pursuant to Section 4.3(i) of the Agreement;

(B)           the failure of the Company to pay the scheduled payments of principal due and owing on each of December 23, 2011 and December 30, 2011, each in the amount of $50,000 (and in the aggregate amount of $100,000), pursuant to Section 4.3(i) of the Agreement;

(C)           the failure of the Company to pay the scheduled payment of principal due and owing on December 30, 2011, in the amount of $300,000, pursuant to Section 4.3(ii) of the Agreement;

(D)           the failure of the Company to pay the Additional Monthly Base Principal Payment due and owing from the month of December 2011, in the amount of $12,942.80, pursuant to Section 4.3(i) of the Agreement (each of the foregoing Events of Default in clauses (A), (B), (C) and (D) are referred to herein as the “2011 Payment Events of Defaults”);

(E)           the failure of the Company to pay the scheduled payments of principal due and owing on each of January 6, 2012, January 13, 2012, January 20, 2012 and January 27, 2012, each in the amount of $50,000 (and in the aggregate amount of $200,000), pursuant to Section 4.3(i) of the Agreement; and

(F)           the failure of the Company to pay any Additional Monthly Base Principal Payment due and owing from the month of January 2012, if any, pursuant to Section 4.3(i) of the Agreement (each of the foregoing Events of Default in clauses (E) and (F) are referred to herein as the “2012 Payment Events of Default”).

Except as expressly provided herein, nothing contained herein shall be construed as a waiver by Agent or Purchasers of any covenant or provision of the Agreement, the other Transaction Documents, or of any other contract or instrument among the Company, any of its Subsidiaries, Purchasers and Agent, and the failure of Agent or Purchasers at any time or times hereafter to require strict performance by the Company or any of its Subsidiaries of any provision thereof shall not waive, affect or diminish any right of Agent or Purchasers to thereafter demand strict compliance therewith.  Agent and Purchasers hereby reserve all rights granted under the Agreement, the Transaction Documents and any other contract or instrument among the Company, any of its Subsidiaries, Purchasers and Agent.

SECTION 4.                      Consent.  Subject to the terms, covenants and conditions of this Waiver, Agent consents to the Company incurring additional subordinated debt, evidenced by the promissory notes listed below, and agrees that such subordinated debt shall be considered “Subordinated Debt” for purposes of the Agreement (the “Subordinated Debt Consent”):

(A)           That certain 5% Subordinated Promissory Note dated as of January 9, 2012, in the principal amount of $2,500,000; and

(B)           That certain 5% Subordinated Promissory Note dated as of January 6, 2012, in the principal amount of $500,000.

SECTION 5.                      Conditions to Effectiveness.  This Waiver, and the consents and amendments contained herein, shall be effective only upon and subject to satisfaction of the following conditions precedent:

(A)           Agent shall have received and accepted an original of this Waiver duly executed by the parties hereto.

(B)           Agent shall have received a principal payment on the Notes in the amount of $200,000, which shall be payable in cash and due on January 31, 2012.

(C)           Agent shall have received a waiver fee for the 2011 Payment Events of Defaults in the aggregate amount of $100,000, which fee shall be deemed fully earned and nonrefundable as of December 30, 2011, and which shall be due on January 31, 2012 and payable as follows:

(i)            $25,000, payable in cash; and

(ii)            $75,000, payable, at the Company’s option, (a) in 119,047 shares of the common stock of Aemetis, Inc. (f/k/a AE Biofuels, Inc.) or (b) as an addition to the outstanding principal balance of the Notes.

For the avoidance of doubt, if the Company elects to pay the portion of the waiver fee in clause (ii) in the common stock of Aemetis, Inc., the 119,047 shares are calculated using the following formula based on the December 30, 2011 closing price of $0.70 per share:

# of shares of common stock       =                       Amount of such waiver fee
            90% of closing price of common stock on December 30, 2011

(D)           Agent shall have received a waiver and consent fee for the 2012 Payment Events of Defaults and the Subordinated Debt Consent in the aggregate amount of $200,000, which shall be deemed fully earned and nonrefundable upon the execution of this Waiver and which shall be due and payable as follows:

(i)           $100,000 due on February 29, 2012 and payable, at the Company’s option and with not less than five Business Days written notice to Agent of its election prior to February 29, 2012, (a) in shares of the common stock of Aemetis, Inc. or (b) as an addition to the outstanding principal balance of the Notes, and

(ii)           $100,000 due on March 30, 2012 and payable, at the Company’s option and with not less than five Business Days written notice to Agent of its election prior to March 30, 2012, (a) in shares of the common stock of Aemetis, Inc. or (b) as an addition to the outstanding principal balance of the Notes.

For the avoidance of doubt, if the Company elects to pay the portion of the waiver and consent fee in clauses (i) or (ii) in the common stock of Aemetis, Inc., the number of shares will be calculated using the following formula based on the closing share price on February 29, 2012 and March 30, 2012, respectively:

# of shares of common stock       =                  Amount of such waiver and consent fee
                  90% of closing price of common stock, as applicable

(E)           If the Company elects to pay any portion of the waiver fee or the waiver and consent fee set forth in Sections 5(C) and 5(D) by an addition to the outstanding principal balance of the Notes, the Company shall issue one or more additional Waiver Notes in the aggregate amount of such fees, in the form of Exhibit A to the Agreement and duly completed and executed by the Company and delivered to Agent on or prior to the payment dates set forth in Sections 5(C) and 5(D).  If the Company elects to pay any portion of the waiver fee or the waiver and consent fee set forth in Sections 5(C) and 5(D) in shares of the common stock of Aemetis, Inc., the Company shall deliver stock certificates evidencing such shares on or prior to the payment dates set forth in Sections 5(C) and 5(D).

(F)           Agent shall have received a Waiver Note, in the form of Exhibit A to the Agreement and duly completed and executed by the Company and delivered to Agent on the date hereof, issued by the Company in connection with the Limited Waiver and Amendment No. 2 to the Agreement in the aggregate principal amount of $101,304.11, $100,000 of which such amount shall represent the initial principal amount and $1,304.11 of which shall represent the accrued and unpaid interest on such initial principal amount between June 20, 2011 and the date hereof.

(G)           Agent shall have received a Reaffirmation to Unconditional Personal Guaranty, duly executed by Eric McAfee.

(H)           Agent shall have received a Reaffirmation of Guaranty, duly executed by AE Biofuels, Inc. and McAfee Capital LLC.

(I)           Agent shall have received certified copies of the certificate of incorporation and bylaws of the Company as in effect on the date hereof, and of the resolutions duly adopted by the Company’s board of directors authorizing the execution, delivery and performance of this Waiver and the agreements and transactions contemplated hereby, including the issuance and sale of the Waiver Notes.

(J)           Agent shall have received all other approvals, opinions, documents, agreements, instruments, certificates, schedules and materials as Agent may reasonably request.

The Company acknowledges and agrees that the failure to perform, or to cause the performance of, the foregoing covenants and agreements will constitute an Event of Default under the Agreement and Agent and Purchasers shall have the right to demand the immediate repayment in full in cash of all outstanding Indebtedness owing to Agent and Purchasers under the Agreement, the Notes and the other Transaction Documents.  In consideration of the foregoing and the transactions contemplated by this Waiver, the Company hereby (a) ratifies and confirms all of the obligations and liabilities of the Company owing pursuant to the Agreement and the other Transaction Documents and (b) agrees to pay all costs and expenses of Agent and Purchasers in connection with this Waiver.

SECTION 6.                      Agreement in Full Force and Effect as Amended.  Except as specifically amended, consented or waived hereby, the Agreement and other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended.  Except as expressly set forth herein, this Waiver shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Agreement or any other Transaction Document or any right, power or remedy of Agent or Purchasers thereunder, nor constitute a waiver of any provision of the Agreement or any other Transaction Document, or any other document, instrument or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Waiver shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent or Purchasers whether under the Agreement, the other Transaction Documents, at law or otherwise.  All references to the Agreement shall be deemed to mean the Agreement as modified hereby.  This Waiver shall not constitute a novation or satisfaction and accord of the Agreement or any other Transaction Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Agreement and Transaction Documents as amended by this Waiver, as though such terms and conditions were set forth herein.  Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this Waiver, and each reference herein or in any other Transaction Document to “the Agreement” shall mean and be a reference to the Agreement as amended and modified by this Waiver.

SECTION 7.                      Representations.  The Company hereby represents and warrants to Agent and Purchasers as of the date of this Waiver as follows:  (A) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (B) the execution, delivery and performance by it of this Waiver and all other Transaction Documents executed and delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation, bylaws or other organizational documents, or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Waiver or any other Transaction Documents executed and delivered in connection herewith by or against it; (D) this Waiver and all other Transaction Documents executed and delivered in connection herewith have been duly executed and delivered by it; (E) this Waiver and all other Transaction Documents executed and delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F) after giving effect to this Waiver, it is not in default under the Agreement or any other Transaction Documents and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Waiver; and (G) the representations and warranties contained in the Agreement and the other Transaction Documents are true and correct in all material respects as of the date hereof as if then made, except for such representations and warranties limited by their terms to a specific date.

SECTION 8.                      Miscellaneous.

(A)           This Waiver may be executed in any number of counterparts (including by facsimile or email), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile or scanned signature and that it accepts the facsimile or scanned signature of each other party.  The descriptive headings of the various sections of this Waiver are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.  The use of the word “including” in this Waiver shall be by way of example rather than by limitation.  The use of the words “and” or “or” shall not be inclusive or exclusive.

(B)           This Waiver may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified without the written consent of the Company and Agent.  This Waiver shall be considered part of the Agreement and shall be a Transaction Document for all purposes under the Agreement and other Transaction Documents.

(C)           This Waiver, the Agreement and the Transaction Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

(D)           THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

(E)           The Company may not assign, delegate or transfer this Waiver or any of its rights or obligations hereunder.  No rights are intended to be created under this Waiver for the benefit of any third party donee, creditor or incidental beneficiary of the Company or any of its Subsidiaries.  Nothing contained in this Waiver shall be construed as a delegation to Agent or Purchasers of the Company’s or any of its Subsidiaries’ duty of performance, including any duties under any account or contract in which Agent or Purchasers have a security interest or lien.  This Waiver shall be binding upon the Company and its respective successors and assigns.

(F)           All representations and warranties made in this Waiver shall survive the execution and delivery of this Waiver and no investigation by Agent or Purchasers shall affect such representations or warranties or the right of Agent or Purchasers to rely upon them.

(G)           THE COMPANY HEREBY ACKNOWLEDGES THAT THE COMPANY’S PAYMENT OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RECISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY PURCHASER.  THE COMPANY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND EACH PURCHASER AND THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS WAIVER IS EXECUTED, WHICH THE COMPANY MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER TRANSACTION DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS WAIVER.

IN WITNESS WHEREOF, the parties hereto have executed this Waiver as of the date first written above.

AEMETIS ADVANCED FUELS KEYES, INC.

By:	/s/Eric A. McAfee
Name: Eric A. McAfee
Title: CEO

THIRD EYE CAPITAL CORPORATION, as Agent

By:	/s/ Arif Bhalwani
Name: Arif Bhalwani
Title: Managing Director

THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND - INSIGHT FUND

By:	Third Eye Capital Credit Opportunities S.ar.l., its Managing General Partner

/s/ Robert L. DeNormandie
By:	Name: Robert L. DeNormandie
Title: Manager

By:	/s/ Richard Goddard
Name: Richard Goddard
Title: Manager

SPROTT PRIVATE CREDIT FUND L.P.

By:	Sprott Genpar Ltd., its General Partner

By:	/s/ Kristen McTaggart
Name: Kristen McTaggart
Title: Manager